Exhibit 99.1

Teleflex Reiterates Commitment to Value Maximizing Strategies and Strong Execution

Previously Announced Sale Transactions on Track to Close in Second Half of 2026; Expecting $1.8 Billion of Net Proceeds for Buyback and Debt Paydown

WAYNE, Pa., March 27, 2026 -- Teleflex Incorporated (NYSE:TFX), a leading global provider of medical technologies, today issued the following statement in response to the press release issued by Irenic Capital Management L.P. (“Irenic”).

The Teleflex Board of Directors and management team are committed to acting in the best interests of the Company and its shareholders. Members of the Board and management team met with Irenic at their request on March 19, 2026, to better understand their views and underscore the Company’s commitment to maximizing value for shareholders. At that meeting, Irenic demanded that Teleflex immediately announce a public strategic alternatives process within a week or Irenic would issue a public press release calling for a sale.

Irenic grossly mischaracterizes the discussions between Teleflex and Irenic, in particular the words of Teleflex’s Chairman of the Board, Dr. Stephen Klasko. Further, Irenic’s statement that “the Board has directed the Company’s advisors to refuse approaches from potential acquirors” is patently false.

Teleflex’s Board has clearly demonstrated its willingness to consider all paths that enhance value for shareholders. Teleflex has not rebuffed inbounds from potential acquirers or received proposals to acquire the Teleflex RemainCo business. However, the Board would thoroughly and thoughtfully consider any bona fide acquisition proposal in the context of the long-term value inherent in the business.

Teleflex has made demonstrable progress optimizing its portfolio and positioning the Company for long-term value creation. In July 2025, we completed the acquisition of BIOTRONIK’s Vascular Intervention business, expanding our coronary intervention portfolio and establishing a global footprint in the fast-growing peripheral intervention market. In December 2025, we announced agreements to sell the Acute Care, Interventional Urology and OEM businesses as part of our overall transformation plan, creating a more focused medical technologies leader, with a higher forward revenue CAGR, positioned to drive growth across its core critical care and high acuity hospital market, with highly complementary businesses in Vascular Access, Interventional and Surgical.

The sale transactions, which are on track to close in the second half of 2026, are expected to deliver net proceeds of approximately $1.8 billion after tax. The Company has announced that it will use these proceeds to fund a $1.0 billion share repurchase and $800 million in debt paydown – and that it will maintain a disciplined capital allocation framework. Teleflex is also making progress on its strategic priorities, which include driving durable performance and building a clearer financial profile with significant improvements in margins, interest expense and adjusted earnings per share.

The Board is focused on successfully completing the divestitures, including the efficient and effective operational separation of the businesses from Teleflex RemainCo, as well as our ongoing CEO search. Furthermore, as interim CEO, Stu Randle has worked with the management team to devise a multi-year restructuring plan that is expected to achieve approximately $50 million in annual pre-tax cost savings upon completion in mid-2028, with a portion of these cost savings to start being realized in 2026.

As Dr. Klasko conveyed to Irenic, the Board believes that the impact of these actions, including the buyback, debt paydown, restructuring, revised strategic approach and outlook for 2027, is not yet reflected in the Company’s stock price. Teleflex will continue to take decisive actions to best position the Company for success and drive enhanced value for shareholders.

J.P. Morgan Securities LLC is serving as financial advisor to Teleflex, Simpson Thacher & Bartlett LLP is serving as legal advisor and Joele Frank, Wilkinson Brimmer Katcher is serving as strategic communications advisor.

About Teleflex Incorporated

As a global provider of medical technologies, Teleflex is driven by our purpose to improve the health and quality of people’s lives. Through our vision to become the most trusted partner in healthcare, we offer a diverse portfolio with solutions in the therapy areas of anesthesia, emergency medicine, interventional cardiology and radiology, surgical, vascular access, and urology. We believe that the potential of great people, purpose driven innovation, and world-class products can shape the future direction of healthcare.

Teleflex is the home of Arrow™, Barrigel™, Deknatel™, LMA™, Pilling™, QuikClot™, Rüsch™, UroLift™ and Weck™ – trusted brands united by a common sense of purpose.

At Teleflex, we are empowering the future of healthcare. For more information, please visit teleflex.com.

Forward Looking Statements

Certain statements made in this press release, other than statements of historical fact, are forward-looking statements. These statements include, but are not limited to, statements related to the sales of the Company’s Acute Care, Interventional Urology and OEM businesses, including the anticipated timetable for completing the sale transactions, the anticipated net proceeds from the sale transactions and the expected use of such net proceeds; statements related to the Company’s multi-year restructuring plan, including the restructuring plan’s anticipated cost savings, the timetable for completing such restructuring plan and the timetable for realizing such cost savings; and statements related to the impact of such actions, the Company’s progress in achieving its overall strategic priorities and the Company’s stock price and future financial and operating performance and outlook. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the Company’s business and the industry and markets in which the Company operates. These statements are not guarantees of future performance and are subject to risks and uncertainties, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements due to a number of factors, including changes in business relationships with and purchases by or from major customers or suppliers; delays or cancellations in shipments; demand for and market acceptance of new and existing products; the impact of inflation and disruptions in the Company’s global supply chain on the Company and its suppliers (particularly sole-source suppliers and providers of sterilization services), including fluctuations in the cost and availability of resins and other raw materials, as well as certain components, used in the production or sterilization of the Company’s products, transportation constraints and delays, product shortages, energy shortages or increased energy costs, labor shortages in the United States and elsewhere, and increased operating and labor costs; the Company’s inability to integrate acquired businesses into its operations, realize planned synergies and operate such businesses profitably in accordance with the Company’s expectations; the Company’s ability to manage its ongoing CEO transition; the Company’s inability to effectively execute its restructuring programs; the Company’s inability to realize anticipated savings resulting from restructuring plans and programs; the Company’s inability to complete the sales of our Acute Care, Interventional Urology and OEM businesses, the terms and timing for such transactions, the ability to satisfy any applicable conditions and the expected benefits; the impact of enacted healthcare reform legislation and proposals to amend, replace or repeal the legislation; changes in Medicare, Medicaid and third party coverage and reimbursements; the impact of tax legislation and related regulations; competitive market conditions and resulting effects on revenues and pricing; global economic factors, including currency exchange rates, interest rates, trade disputes, tariffs, sovereign debt issues and international conflicts and hostilities, such as the ongoing conflicts between Russia and Ukraine and in the Middle East; public health epidemics and pandemics; difficulties entering new markets; and general economic conditions. For a further discussion of the risks relating to the Company’s business, see Item 1A, Risk Factors, in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent reports filed with the Securities and Exchange Commission. The Company expressly disclaims any obligation to update these forward-looking statements, except as otherwise explicitly stated by the Company or as required by law or regulation.

Contacts:

Teleflex Incorporated:
Lawrence Keusch
Vice President, Investor Relations and Strategy Development

investors.teleflex.com
610-948-2836